BOYAR VALUE FUND, INC.

WRITTEN CONSENT OF THE DIRECTORS

IN LIEU OF MEETING

April 12, 2007

The undersigned, Directors of Boyar Value Fund, Inc. (hereinafter referred to as the “Fund”), a corporation organized under the laws of the State of Maryland, herby consent to the actions taken as set forth in the resolutions below and agree that when a majority of the Fund’ s directors have signed this consent or an exact counterpart thereof, such resolutions shall have the same force and effect as if the actions herein referred to had been adopted at a timely called and duly held meeting of the board of Directors of the Fund and direct that this written consent to such actions be filed with the minutes of the proceedings of the Board of Directors of the Fund.

We, the undersigned, being duly appointed Directors of the Fund, DO HEREBY ADOPT the following resolutions:

         Grant of Power of Attorney for SEC filings

RESOLVED, that the Directors and officers of the Fund who are required to execute any amendments to the Fund’s Registration Statement on Form N-1A be, and each of them hereby is, authorized by all of the Directors to execute a power of attorney appointing Michael J. Wagner, Andrew B. Rogers, Emile R. Molineaux and Kevin E. Wolf, their true and lawful attorneys to execute in their name, place and stead, in their capacity as Directors or officer, as applicable, of the Fund any of the above referenced documents and to file the same with the Securities and Exchange Commission; and shall have full power of substitution and re-substitution; and shall have full power and authority to do and perform in the name on behalf of each of said Directors or officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said Directors or officers, or any or all of them, might or could do in person, said acts of said attorneys being hereby approved.

    Continuation of the Expense Limitation Agreement

RESOLVED that the Board of Directors, including a majority of the directors who are not “interested persons” as that term is defined by the Investment Company of Act of 1940, as amended, has determined that it is in the best interests of the fund that the expense limitation agreement by and among Boyar Asset Management, Inc., Ladenburg Thalmann Fund Management LLC, Ladenburg Thalmann & Co., Inc. and the Fund, be, and hereby is approved for continuance through April 30, 2008, in substantially the form attached to this consent; and

FURTHER RESOLVED that the proper officers of the Fund be, and each hereby is, authorized and directed to take such actions as are necessary and appropriate to affect the intent of the foregoing resolutions.

_/s/ Henry Alpert________

___/s/Mark Boyar_________

Henry Alpert

Mark Boyar

_/s/ Richard Finkelstein____

__/s/A.F.Petrocelli________

Richard Finkelstein

A. F. Petrocelli

_/s/ Jay Petschek_________

Jay Petschek